SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 9, 2009

MIDSOUTH BANCORP, INC.
(Exact name of Registrant as Specified in Charter)

Louisiana	1-11826	72-1020809
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

102 Versailles Boulevard
Lafayette, LA
(Address of Principal Executive Offices)
70501
(zip code)
337-237-8343
Registrant’s telephone number, including area code

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.

On January 9, 2009, as part of the Capital Purchase Program (“CPP”) of the U.S. Treasury under the Emergency Economic Stabilization Act of 2008 (“EESA”), MidSouth Bancorp, Inc.  (the “Company”)  pursuant to a letter agreement and Securities Purchase Agreement (the “Purchase Agreement) sold to the Treasury for $20 million (i) 20,000 shares (the “Shares”) of the Company’s Fixed Rate Cumulative Perpetual Preferred Stock, Series A, liquidation preference $1,000 per share, and (ii) a ten-year warrant (the “Warrant”) to purchase up to 208,768 shares of the Company’s common stock (“Common Stock”), at an initial exercise price of $14.37 per share. The sale was a private placement exempt from registration pursuant to Section 4(2) of the Securities Act of 1933.

Cumulative dividends on the Shares will accrue on the liquidation preference at 5%, or $1,000,000, per annum for the first five years and 9%, or $1,800,000, per annum thereafter. The Shares have no maturity date and rank senior to the Common Stock with respect to dividends and distributions and amounts payable upon liquidation by the Company.  The Shares are redeemable at the option of the Company after the third anniversary  of their issuance at 100% of their liquidation preference. Before then, the Company may redeem the Shares only if (i) it has raised in one or more Qualified Equity Offerings in excess of $5 million and (ii) the aggregate redemption price does not exceed the aggregate net proceeds from such Qualified Equity Offerings.

The Warrant is immediately exercisable. Treasury may not transfer the Warrant with respect to, and/or exercise the Warrant for, more than one-half of, the 208,768 shares of Common Stock issuable upon exercise of the Warrant, in the aggregate, until the earlier of (i) the date on which the Company has received not less than $20 million from one or more Qualified Equity Offerings and (ii) December 31, 2009.  If the Company completes one or more Qualified Equity Offerings on or before December 31, 2009, that result in the Company receiving at least $20 million, the number of the shares of Common Stock underlying the portion of the Warrant then held by the Treasury will be reduced by 104,384 shares.

 “Qualified Equity Offering” is the sale for cash by the Company after the Closing Date of shares of perpetual Preferred Stock, and/or Common Stock that, in each case, qualify as and may be included in Tier I capital of the Company at the time of issuance.

The Company has agreed to register the resale of the Shares and the Warrant, and the issuance of shares of Common Stock upon exercise of the Warrant, as soon as practicable. Neither the Shares nor the Warrant are subject to any contractual restrictions on transfer, except as noted above with respect to the Warrant.

The Purchase Agreement contains limitations on the payment of dividends on the Common Stock (including cash dividends in excess of $0.28 per share and on the Company’s ability to repurchase its Common Stock, and subjects the Company to certain of the executive compensation limitations included in the EESA.  Each of Messrs. C.R. Cloutier, J. Eustis Corrigan, Jr., Donald R. Landry and A. Dwight Utz, and Ms. Karen L. Hail  (the “Senior Executive Officers”), (i) executed a waiver (the “Waiver”) voluntarily waiving any claim against the Treasury or the Company for any changes to his or her compensation or benefits that are required to comply with the Treasury  regulations under the CPP and acknowledging that the regulation may require modification of the compensation and other benefit plans (including so-called “golden parachute” agreements) (collectively, “Benefit Plans”) as they relate to the period the Treasury holds any equity or debt securities of the Company acquired through the CPP; and (ii) entered into a letter agreement with the Company amending the Benefit Plans with respect to each of them during the period that the Treasury owns any debt or equity securities of the Company acquired pursuant to the Purchase Agreement or the Warrant, as is necessary to comply with the EESA.

Copies of the Purchase Agreement, the form of Warrant, the Articles of Amendment with respect to the Shares, the form of Waiver and Letter Agreement executed by the Senior Executive Officers are included as exhibits to this Report on Form 8-K and are incorporated by reference into Items 1.01, 3.02, 5.02 and 5.03. The foregoing summary of certain provisions of these documents is qualified in its entirety by reference thereto.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth under “Item 1.01 Entry into a Material Definitive Agreement” is incorporated by reference into this Item 3.02.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) The information set forth under “Item 1.01 Entry into a Material Definitive Agreement” is incorporated by reference into this Item 5.02.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 9, 2009, the Company filed with the Louisiana Secretary of State Articles of Amendment to its Articles of Incorporation establishing the terms of the Preferred Shares. A copy of the Articles of Amendment is included as an exhibit to this Report on Form 8-K and is incorporated by reference into this Item 5.03.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are being filed as part of this Report on Form 8-K:

3.1	Articles of Amendment with respect to the Preferred Shares.

3.2	Warrant to Purchase up to 208,768 shares of Common Stock.

10.1
Letter Agreement, dated January 9, 2009, including the Securities Purchase Agreement – Standard Terms incorporated by reference therein, between the Company and the United States Department of the Treasury.

10.2	Form of Waiver, executed by each of Messrs. C.R. Cloutier, J. Eustis Corrigan, Jr., Donald R. Landry and A. Dwight Utz, and Ms. Karen L. Hail.

10.3	Form of Letter Agreement, executed by each of Messrs. C.R. Cloutier, J. Eustis Corrigan, Jr., Donald R. Landry and A. Dwight Utz, and Ms. Karen L. Hail with the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

MIDSOUTH BANCORP, INC.
DATE: January 14, 2009	By:	/s/ C. R. Cloutier
C. R. Cloutier
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number
3.1	Articles of Amendment with respect to the Preferred Shares.

3.2	Warrant to Purchase up to 208,768 shares of Common Stock.

10.1
Letter Agreement, dated January 9, 2009, including the Securities Purchase Agreement — Standard Terms incorporated by reference therein, between the Company and the United States Department of the Treasury.

10.2	Form of Waiver, executed by each of Messrs. C.R. Cloutier, J. Eustis Corrigan, Jr., Donald R. Landry and A. Dwight Utz, and Ms. Karen L. Hail.

10.3	Form of Letter Agreement, executed by each of Messrs. C.R. Cloutier, J. Eustis Corrigan, Jr., Donald R. Landry and A. Dwight Utz, and Ms. Karen L. Hail with the Company.